ART'S-WAY MANUFACTURING CO., INC.
                            ARMSTRONG, IOWA 50514-0288
                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On April 24, 2003


To:	The Shareholders of
		ART'S-WAY MANUFACTURING CO., INC.

   Notice is hereby given that the Annual Meeting of Shareholders of Art's-Way Manufacturing Co., Inc., a Delaware corporation (the "Company"), will be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska 68124 on Thursday, April 24, 2003, at 10:00 A.M. Central Daylight Savings Time, for the following purposes:
   (1) To elect seven (7) directors to serve until the next Annual Meeting of Shareholders or until such time as their successors are elected and qualified;

   (2) To consider and vote upon a proposal to approve the 2001 Director Stock Option Plan;

   (3) To consider and vote upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as independent public accountants of the Company for the year ending November 30, 2003; and

   (4) To transact such other business as may properly come before the meeting.

  NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

   Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on February 17, 2003 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof, and only shareholders of record at such time will be entitled to such notice and to vote. The stock transfer books of the Company will not be closed.

  You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.


				By Order of the Board of Directors

					John C. Breitung,
					   President


Armstrong, Iowa
March 10, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                               PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS OF
                       ART'S-WAY MANUFACTURING CO., INC.
                         ARMSTRONG, IOWA  50514-0288

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art's-Way Manufacturing Co., Inc., a Delaware Corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska, 68124, on Thursday, April 24, 2003 at 10:00 A. M. Central Daylight Savings Time and at any and all adjournments thereof. Shareholders of record at the close of business on February 17, 2003 are entitled to notice of and to vote at the Meeting.

                                   PROXIES

   Proxies are being solicited by the Board of Directors of the Company. Proxies so given may be revoked at any time prior to the Annual Meeting. No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail and the expense of the solicitation of such proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers and/or executive and administrative employees of the Company may solicit the return of proxies by mail, telephone or in person, without extra compensation. The Company has retained the American Stock Transfer and Trust Company, New York, New York, to assist in solicitation of proxies at a cost of approximately $1,800. The approximate date on which notice of the meeting, this Proxy Statement and form of proxy are first being sent to shareholders is March 10, 2003.

   Shares that are held by stock brokers in "street name" may be voted by the stock broker on routine matters and with stockholder direction on other matters. When the stock broker does not vote the shares, the stock broker's abstention is referred to as a "broker non-vote." Broker non-votes generally do not affect the determination of whether a quorum is present at the annual meeting. Under applicable law, a broker non-vote will have the same effect as a vote against any proposal other than the election of directors and will have no effect on the outcome of the election of directors.

                                VOTING SECURITIES

   As of the close of business on February 17, 2003, the record date for the Annual Meeting, the outstanding voting securities consisted of 1,938,176 shares of Common Stock, each of which is entitled to one vote.

	VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

   The following table sets forth the names of the persons known to the Company who beneficially own more than 5% of the issued and outstanding shares of Common Stock of the Company as of February 17, 2003, the record date for the meeting:


Name and Address         Type of Ownership       Number           Percent
                                                of Shares     of Outstanding
Arthur Luscombe            Of record and         123,825            6.39%
RR                          Beneficially
Dolliver, Iowa 50531

Franklin Resources, Inc.   Beneficially           134,500           6.94%
777 Mariners Island Blvd.
San Mateo, California
94404

J. Ward McConnell, Jr.      Of record and         775,200          40.00%
P.O. Box 6246                Beneficially
Kinston, North Carolina
28501


                           VOTING SECURITIES OWNED BY
                        EXECUTIVE OFFICERS AND DIRECTORS

   The following table shows certain information with respect to the Company's common stock beneficially owned by directors and executive officers as of February 17, 2003. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to outstanding stock options exercisable within sixty days of February 17, 2003.

         Name                     Type of            Number of        Percent
                             Beneficial Ownership     Shares         of Class

James L. Koley                of record and
                               Beneficially          84,500(2)         4.36%

David R. Castle               of record and
                               Beneficially           2,500(2)           *

George A. Cavanaugh, Jr.      of record and           3,000(2)           *
                               Beneficially

Douglas McClellan             of record and          18,000(2)           *
                               Beneficially

Marc H. McConnell             of record and           1,250(1)           *
                                Benefically

J. Ward McConnell, Jr.        of record and         776,450(1)        40.06%
                               Beneficially

Thomas E. Buffamante          of record and             0                *
(nominee)                      Beneficially

John C. Breitung             of record and           15,750(3)           *
                              Beneficially

Directors (including         of record and          901,450           46.51%
nominee) and Executive        Beneficially
Officers as a Group
(8 persons)

*   Less than 1%
(1) Includes 1,250 shares which can be purchased by each individual pursuant to stock options.
(2) Includes 2,500 shares which can be purchased by each individual pursuant to stock options.
(3)  Includes 11,250 shares which can be purchased pursuant to stock options.

                        BOARD OF DIRECTORS AND ELECTION

Nominees to the Board of Directors


   The Board of Directors of the Company is presently composed of six (6) directors. At this Annual Meeting of Shareholders seven (7) directors are to be elected to hold office until the 2004 annual meeting of Shareholders or until the successor of each shall be elected and qualified. All of the nominees named herein are presently serving as members of the Board of Directors except Mr. Buffamante who has been nominated by the Board of Directors. Management has no reason to believe that any of those named below will be unable or unwilling to serve. If for any reason any nominee named is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board.

   Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. The proxy holders will vote the proxies for the below seven nominees.

   The name of each nominee, his age, the year in which he was first elected a director, his principal occupation or occupations for the past five years and positions (other than director) with the Company are as follows:

J. WARD McCONNELL, JR., age 71, Kinston, North Carolina. Private investor for more than five years. Was appointed Chairman of the Board February 12, 2002.

THOMAS E. BUFFAMANTE, age 50, Olean, New York. Certified Public Accountant and President of Buffamante Whipple Buttafaro, P.C., where he has been a director and shareholder of the firm since 1981.

DAVID R. CASTLE, age 53, Birminghan, England. Director of Operations Worldwide for Avery Weigh-Tronix since September 2002, President of Weigh-Tronix, Inc., Fairmont, Minnesota since May 1998, where he had served as Vice President and General Manager of their Santa Rosa facility since July 1990. Chairman of the Compensation and Stock Option Committee and Chairman of the Audit Committee. Mr. Castle has been a director since 2000.

GEORGE A. CAVANAUGH, JR., age 82, Ocala, Florida. Retired since 1981; formerly President of Cavanaugh & Associates, Inc., Manufacturers
Representative, Southfield, Michigan. Member of the Compensation and Stock Option Committee. Mr. Cavanaugh has been a director since 1972.

JAMES L. KOLEY, age 72, Omaha, Nebraska. Chairman of the Board of the law firm of Koley Jessen P.C., Omaha, Nebraska since February 1988. Director of Dover Corporation, New York, New York. Mr. Koley has been a director since 1976.

DOUGLAS McCLELLAN, age 52, Clarence, New York. President of Filtration Unlimited, Akron, New York, where he has held various positions for more than five years. Member of the Compensation and Stock Option Committee and Audit Committee. Mr. McClellan has been a director since 1987.

MARC H. McCONNELL, age 23, Bath, New York. President of Babcock Co., Inc., Bath, New York since June 2001. Prior to that time attended Cornell University's School of Industrial & Labor Relations at Ithaca, New York. Mr. McConnell was appointed to Board of Directors July 2001. Member of the Audit Committee.

The Board of Directors recommends a vote FOR the seven nominees listed above.

Vote Required for Ratification

   The affirmative vote of a majority of the shares represented at the meeting is required to elect the Board of Directors.

                     BOARD OF DIRECTOR COMMITTEES, MEETINGS

   The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board has no Nominating Committee.

   The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting. The Audit Committee recommends selection of the independent public accountants. The Audit Committee had two meetings in the last fiscal year.

   The Compensation and Stock Option Committee has the responsibility to review and advise management on broad compensation policies such as salary ranges and incentive programs. The Committee also administers the Incentive Stock Option Plans and grants options pursuant to the Plans. Furthermore the Committee has the responsibility to approve and recommend to the Board of Directors base salaries, salary increases and other benefits for elected officers. The Compensation and Stock Option Committee had two meetings in the last fiscal year.

   The Board of Directors held four meetings in the last fiscal year. Each director attended 100% of the meetings of the Board and the Board Committees of which he was a member.


   Each director, other than the Chairman of the Board, who is not an employee of the Company or a subsidiary, receives $4,500 per year plus $900 for attendance at each of the meetings of the Board, as well as $788 for attendance at each meeting of a standing committee on which he serves. The Chairman of a standing committee receives $1,035 for each meeting attended.

  The Chairman of the Board receives $60,000 per year and is eligible for a discretionary bonus.


                APPROVAL OF THE 2001 DIRECTOR STOCK OPTION PLAN

   On July 24, 2001, the Board of Directors approved the 2001 Director Stock Option Plan (the "Directors' Plan"). Approval of the Directors' Plan requires the affirmative vote of a majority of the shares represented and voting at the annual meeting.

Material Features of the Directors' Plan

   The following is a description of the material features of the Directors' Plan. This description is qualified in its entirety by reference to the Directors' Plan which is attached to this Proxy Statement.

   The Directors' Plan provides for the granting of Non-Qualified Stock Options ("NQSO") to each non-employee director of the Company who has served as a member of the Board of Directors for at least one year. The maximum aggregate number of shares of common stock that may be issued under the Directors' Plan s 50,000 of which 30,000 are subject to existing options.

   The Directors' Plan is administered by a Committee currently composed of three directors, Messrs. Castle, Cavanaugh, Jr. and McClellan. Members of the Committee are entitled to participate in the Directors' Plan. Subject to limits imposed by the terms of the Directors' Plan, the Committee has the power to administer the Directors' Plan in its sole and absolute discretion; provided, however, that the Committee shall have no authority to grant NQSOs, to determine the number of shares of common stock subject to NQSOs or the price at which each share of common stock covered by an NQSO may be purchased pursuant to the Directors' Plan.

   Pursuant to the terms of the Directors' Plan, any person who is a non-employee director and has served for a period of one year, shall be granted NQSOs to purchase 5,000 shares of common stock granted on the business day following the first anniversary. The options vest and are exercisable at the rate of 1,250 shares per year.

   Each NQSO will have a term of ten years from the date of grant and will have a per share exercise price equal to the fair market value of the common stock on the date of grant. Any option exercisable must be exercised within 90 days after the date a director terminates for any reason other than disability, death, retirement or cause. In the event of the disability or death of a director, options may be exercised for one year after the date of disability or death. If a director retires, the options must be exercised within 90 days after retirement. If a director is terminated for cause, all options expire on the date of termination.

Tax Consequences

   No taxable income is realized by a director upon the grant of an NQSO and no deduction is available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date exercise over the option price will be taxable to the director and deductible by the Company. The tax basis of shares acquired will be the fair market value on the date of exercise. For shares held for more than year following exercise of the option, the director will realize long-term capital gain or loss upon disposition (assuming the stock would be a capital asset in his or her hands).

Other Information

  The following table sets forth the names of the directors who have been granted NQSOs pursuant to the Directors' Plan, the number of options granted, the exercise price and expiration date of each directors options.

      Name                  Shares            Price            Date
James L. Koley              5,000             $2.32           7/24/11
David R. Castle             5,000             $2.32           7/24/11
George A. Cavanaugh, Jr.    5,000             $2.32           7/24/11
Douglas McClellan           5,000             $2.32           7/24/11
Marc H. McConnell           5,000             $2.75           7/24/12
J. Ward McConnell, Jr.      5,000             $3.75           2/12/13

(1) Of the options granted to Directors Marc H. McConnell and J. Ward McConnell, Jr. 1,250 shares are currently exercisable; of the options granted to Messrs. Koley, Castle, Cavanaugh, Jr. and McClellan, 2,500 shares are currently exercisable.

   The Board of Directors recommends that the shareholders vote FOR the approval of the Director Stock Option Plan.

                       EXECUTIVE OFFICERS OF THE COMPANY

   John C. Breitung, age 60, was appointed President on January 16, 2001. From 1998 to 2000, Mr. Breitung served as Vice President, Operations for GKN Armstrong Wheels, Armstrong, Iowa. From 1996 to 1998, he served as Vice President, Operations for Monona Wire Corporation, Monona, Iowa.


                            EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Report on Executive Compensation

   The Compensation and Stock Option Committee of the Board is composed of three independent, non-employee Directors and has the responsibilities as described on page 4 of this Proxy Statement. The Committee has furnished the following report:

   The compensation philosophy of the Company is to provide a compensation package to executives that will, with base salary, incentive compensation and stock options, maximize long-term shareholder value.

   The Company's policy is to pay base salaries that are at, or near, the average for similar companies. Salary increases are considered annually and are based on current salary and the individual performance during the past year. The Committee recommends to the Board salary increases for the Company's President, John C. Breitung.

   The incentive compensation plan for executive officers is a performance driven bonus plan to promote the objectives of the Company. Profitability is the underlying factor in the determination of the annual bonus plan. Each year the Compensation and Stock Option Committee recommends to the Board the specific bonus plan for executive officers.

   Stock options have historically been the third part of the overall compensation package for executive officers and are awarded to provide long term incentives. The 1991 Employee Stock Option Plan has expired and only the President, Mr. Breitung, has options under that Plan. The Compensation and Stock Option Committee recommended to the Board for approval, the option award to Mr. Breitung. The option price for Mr. Breitung's option was 100% of the fair market value of the shares at the date of grant. The option is exercisable 25% on the date of grant and 25% on each year of service after that.

           		              David R. Castle, Chairman
		                      George A. Cavanaugh, Jr.
		                      Douglas McClellan

Summary Compensation Table

  The following table sets forth the aggregate cash and cash equivalent forms of remuneration accrued by the Company and its subsidiaries to, or for, the benefit of the President. No other executive officer's remuneration exceeded $100,000.

                                 Annual Compensation               Long Term
                                                                 Compensation
                                                                     Awards
  Name and
Principal  Position      Year   Salary($)  Bonus($)   All Other     Options
                                                     Compensation
John C. Breitung         2002    $95,000      -           -            -
President                2001    $84,808      -           -          15,000*
                         2000       -         -           -            -
* The options were granted on January 30, 2001, expiration date of January 30, 2011 and exercise price of $3.03.
The value of the options based on November 30, 2002 price of $3.75 per share was $10,800.

Description of Stock Options Plans

   The Company has in effect one stock option plan, the 2001 Director Stock Option Plan.

   Under the 2001 Director Stock Option Plan, options may be granted to non-employee directors at a price not less than fair market value at the date the options are granted. Non-employee directors who have served for at least one year are automatically granted options to purchase 5,000 common shares. Options for an aggregate of 50,000 common shares may be granted under the Plan. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years of service on a cumulative basis. There are 20,000 common shares available for grant, and 30,000 options outstanding, of which 12,500 are exercisable.

   Under the expired 1991 Employee Stock Option Plan, stock options were granted to key employees to purchase shares of common stock of the Company at a price not less than fair market value at the date the options were granted. Options granted could be either nonqualified or incentive stock options. The option price, vesting period, and term were set by the Compensation Committee of the Board of Directors of the Company. Options for an aggregate of 100,000 common shares were available for grant. Each option was for a period of 10 years and could be exercised at a rate of 25% at the date of grant and 25% on the first, second and third anniversary date of the grant on a cumulative bases. Effective April 2001, the period available for option grants under the 1991 Employee Stock Option Plan expired and as a result, 0 shares are available for issuance.

Options Grants in the Last Fiscal Year

   During the 2002 fiscal year, Mr. Marc H. McConnell was granted options to acquire 5,000 shares of Art's-Way common stock at $2.75 per share under the 2001 Director Stock Option Plan.

Option Exercises and Fiscal Year-End Values

   There were no stock options exercised during the last year by: (i) the President and (ii) the directors.

   The Company has a 401(k) Savings Plan (the "Plan") which covers substantially all full-time employees. Participating employees contribute to the Plan through salary reductions. The Company contributes a discretionary percentage of the Plan Participant's salary deferrals. Management of the Plan assets will change March 3, 2003 from Principal Financial Group,
Des Moines, Iowa to American United Life, Indianapolis, Indiana. Vesting of participants is 20% per year after one year of employment until 100% vested after 6 years. There were no contributions made by the Company in the years ended November 30, 2002, 2001 and 2000. No amounts were paid or distributed to the President named in the above table pursuant to the Plan.

                             CERTAIN TRANSACTIONS

   In February 2002, the Company sold 640,000 shares of common stock to an existing shareholder, Mr. J. Ward McConnell, Jr. at estimated fair value. Proceeds from the sale of the stock were $800,000. Mr. McConnell has agreed that without prior approval of the Board of Directors, excluding himself and his son, he will not acquire as much as fifty percent (50%) of the Company's common stock and will not take the Company private. Immediately after the transaction, Mr. McConnell was elected as Chairman of the Board of Directors of the Company. His son, Mr. Marc McConnell, is also a Board Member.

                              PERFORMANCE GRAPH
               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

   The graph below compares the yearly percentage change in the cumulative total stockholder return for Art's-Way Manufacturing Co., Inc. Common Stock compared with the NASDAQ Stock Market-U.S. Index, and the S&P Construction and Farm Machinery Index.

(Graph available on request)

                                 Nov-97  Nov-98  Nov-99  Nov-00  Nov-01  Nov-02
Art's-Way
Manufacturing Co., Inc. (ARTW)  100.00   58.75   40.00   30.63   18.70   37.50
NASDAQ Stock Market
- US Index              (INAS)  100.00  122.59  210.61  163.33  121.68   93.92
S & P Construction
& Farm Machinery Index   (CFM)  100.00   81.92   91.15   85.29   99.13  113.28



                             REPORT OF THE AUDIT COMMITTEE

   The Audit Committee consists of three members of the Board of Directors, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In connection with the November 30, 2002 financial statements and footnotes thereto, the audit committee: (1) reviewed and discussed the audited financial statements with management;
(2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1.
Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

   The Audit Committee also recommended to the Board of Directors the selection of McGladrey & Pullen, LLP to serve as the Company's independent public accountants for fiscal 2003.

            				David R. Castle, Chairman
		            		Douglas McClellan
				            Marc H. McConnell

            RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Effective March 5, 2003, the company elected to change its certifying accountant and states as follows:

    * KPMG, LLP ("KPMG") was dismissed by the Company, effective March 5, 2003.

    * KPMG, during the prior two audits periods, issued one going concern opinion for the year ended November 30, 2001 and an unqualified opinion for the year ended November 30, 2002.

    * The decision to change accountants was recommeded by the Audit Committee and approved by the Board of Directors.

    * During the prior two audit periods and the interim period through March 5, 2003, there were no disagreements with KPMG, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedure, which, if not resolved to KPMG's satisfaction, would have caused it to make reference to the subject matter of the diagreements(s) in connection with its report.

    * The Company requested a letter from KPMG whether or not it agrees with the statements made by the Company and the Company filed the letter as
      Exhibit 16 to Form 8-K, filed March 10, 2003.

   Further, based on a recommendation from the Audit Committee, the Board of Directors approved McGladry & Pullen, LLP as the Company's successor certifying accountant, effective March 5, 2003, to conduct the audit for the year ending November 30, 2003.

   A representative of KPMG, as the certifying auditors for the year ended November 30, 2002, will be present at the annual meeting of Shareholders, and will have the opportunity to make a statement and to respond to appropriate questions regarding preparations of the financial statements.

   The following table presents fees billed by KPMG LLP to the Company for professional services for the period January 24, 2002 through February 7, 2003:

                     Description                           Amount
      Audit fees, excluding audit related                $115,650

        All other fees
        Audit related fees (1)                              7,900
        Other non-audit services (2)                        7,320
      Total all other fees                                $15,220

     (1) Audit related fees consisted principally of an audit of the financial statements of the Company's employee benefit plan.
     (2) Other non-audit fees consisted of tax compliance and special projects.

   The Audit Committee has considered the other fees paid to KPMG LLP, labeled as "all other fees" above, and concluded that they do not impair the independence of KPMG LLP.

   The Board of Directors recommends that shareholders vote FOR the ratification of the selection of McGladrey & Pullen, LLP as independent public accountants.


                            SHAREHOLDER PROPOSALS


   Any proposals of shareholders that are intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be received at the Company's principal offices no later than December 12, 2003 in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board of Directors in connection with that meeting.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports in changes of ownership with the Securities and Exchange Commission
(SEC). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                                 OTHER MATTERS

   Management knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

                             FINANCIAL STATEMENTS

   Financial statements of the Company are included in the Annual Report to Shareholders for the fifty-two weeks ended November 30, 2002, which report is mailed herewith to all stockholders entitled to vote at the meeting. The Annual Report is not part of the soliciting material.

   A copy of the Company's 2002 10-K Report is available without charge upon written request of John C. Breitung, President, Art's-Way Manufacturing Co., Inc., P.O. Box 288, Armstrong, Iowa 50514-0288.